As filed with the Securities and Exchange Commission on February 17, 1999
                                                     Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                                  SYNETIC, INC.
             (Exact name of Registrant as specified in its charter)

           Delaware                                             22-2975182
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                            Identification Number)
                                 669 River Drive
                       Elmwood Park, New Jersey 07407-1361
                    (Address of Principal Executive Offices)

                         1998 CLASS E STOCK OPTION PLAN
                 1998 POREX TECHNOLOGIES CORP. STOCK OPTION PLAN
                        AGREEMENTS BETWEEN SYNETIC, INC.
                             AND CERTAIN INDIVIDUALS
                            (Full title of the plan)


                              CHARLES A. MELE, ESQ.
                   Executive Vice President - General Counsel
                                  Synetic, Inc.
                                 669 River Drive
                       Elmwood Park, New Jersey 07407-1361
                     (Name and address of agent for service)

                                 (201) 703-3400
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
        Title of                Amount            Proposed Maximum        Proposed Maximum           Amount of
    Securities to be             to be           Offering Price Per           Aggregate            Registration
       Registered             Registered               Share               Offering Price               Fee
------------------------------------------------------------------------------------------------------------------
Common Stock                      (1)                   (1)
par value $.01 per share     555,000 Shares        $33.75                   $18,731,250.00          $ 5,207.29
                             272,325 Shares        $33.75                   $ 9,190,968.75          $ 2,555.09
                             250,000 Shares        $34.8750                 $ 8,718,750.00          $ 2,423.81
                              75,000 Shares        $36.8750                 $ 2,765,625.00          $   768.84
                             190,000 Shares        $33.75                   $ 6,412,500.00          $ 1,782.67
                             760,000 Shares        $50.00                   $38,000,000.00          $10,564.00
                               2,500 Shares        $37.50                   $    93,750.00          $    26.06
                                  (2)                   (2)                                         $ 3,478.60
                             265,175 Shares        $47.1875                 $12,512,945.30         -------------
                                                                                                    $26,806.36
==================================================================================================================

     (1)  Pursuant to Rule 457(h), the offering price of shares of Common Stock is based on the per share option exercise price.
     (2)  Pursuant to Rule 457(c) and 457(h), offering prices are based on $47.1875 per share for 265,175 shares based on the average of the high and low prices of Common Stock on the Nasdaq consolidated reporting system on February 10, 1999, and is estimated solely for purpose of calculating the registration fee.

                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.*

Item 2.   Registrant Information and Employee Plan Annual Information.*

























--------------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (hereinafter, the "Securities Act"), and the "Note" to Part I of Form S-8.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                  Incorporation of Documents by Reference.

                The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated as of their respective dates in this Registration Statement by reference:

                (i) the annual report on Form 10-K, as amended by Form 10-K/A, of Synetic, Inc., a Delaware corporation (the "Registrant"), for the fiscal year ended June 30, 1998, (the "1998 10-K)";

                (ii) the quarterly reports on Form 10-Q for the fiscal quarters ended September 30, 1998 and December 31, 1998;

                (iii) the reports on Form 8-K of the Registrant dated July 29, 1998 and February 5, 1999; and

                (iv) the description of the common stock, par value $0.01 per share, contained in the report on Form 8-K of the Registrant filed with the Commission on February 5, 1999 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents.


Item 4.         Description of Securities.

                Not applicable.


Item 5.                  Interests of Named Experts and Counsel.

                Certain legal matters with respect to the legality of the issuance of the Common Stock offered hereby will be passed upon for the Registrant by Shearman & Sterling, New York, New York. Shearman & Sterling is a limited partner in SN Investors.

                The statements of law under the caption "Business-Plastics and Filtration Technologies Business-Regulation" in the Registrant's 1998 10-K, incorporated by reference herein, are based upon the opinion of Kegler, Brown, Hill & Ritter Co., L.P.A. Columbus, Ohio, special regulatory counsel to the Registrant. Robert D. Marotta, Esq., of counsel to such firm, holds options to purchase 75,000 shares of the Registrant's Common Stock.


Item 6.                  Indemnification of Directors and Officers.

                Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides, in summary, that directors and officers of Delaware corporations such as the Registrant are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorneys' fees) incurred by them as a result of suits brought against them in their capacity as a director or officer if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the Registrant, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Any such indemnification may be made by the company only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Article Eleven of the Registrant's Amended and Restated Certificate of Incorporation and Section 6.5 of the Registrant's By-Laws entitles officers, directors and controlling persons of the Registrant to indemnification to the full extent permitted by Section 145 of the DGCL, as the same may be supplemented or amended from time to time.

                Article Thirteen of the Registrant's Amended and Restated Certificate of Incorporation provides that no director shall have any personal liability to the Registrant or its stockholders for any monetary damages for breach of fiduciary duty as a director, provided that such provision does not limit or eliminate the liability of any director (i) for breach of such director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (involving certain unlawful dividends or stock repurchase) or (iv) for any transaction from which such director derived an improper personal benefit. Amendment to such article does not affect the liability of any director for any act or omission occurring prior to the effective time of such amendment.

                Reference is made to the Form of Indemnification Agreement between the Registrant and its directors and officers pursuant to which the registrant has agreed to indemnify such directors and officers to the fullest extent permitted by Delaware law, as the same may be amended from time to time.


Item 7.         Exemption from Registration Claimed.

                Not applicable.


Item 8.         Exhibits

                The following exhibits are filed as part of this Registration
Statement:

Exhibit No.         Description of Document
-----------         -----------------------

4.1                 Synetic, Inc. 1998 Class E Stock Option Plan.

4.2                 Synetic, Inc. 1998 Porex Technologies Corp. Stock Option
                    Plan.

4.3                 Stock Option Agreement between Synetic, Inc. and Roger C.
                    Holstein (incorporated by reference to the Registrant's Proxy Statement dated February 25, 1998).

4.4                 Stock Option Agreement between Synetic, Inc. and David C.
                    Amburgey.

4.5                 Stock Option Agreement between Synetic, Inc. and Robert W.
                    Seifert.

4.6                 Stock Option Agreement between Synetic, Inc. and Richard S.
                    Cohan.

5 Opinion of Shearman & Sterling, counsel to the Registrant as to the legality of the securities registered hereby.

23.1                Consent of Arthur Andersen LLP, New York, New York.

23.2                Consent of Kegler, Brown, Hill & Ritter, Co., L.P.A.

23.3                Consent of Linkenheimer LLP.

23.4                Consent of Shearman & Sterling (included in Exhibit 5).

23.5                Consent of Arthur Andersen LLP, Orange County, California.

24                  Powers of Attorney.


Item 9.           Undertakings.

                  (a)    The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Elmwood Park, in the State of New Jersey, on the 17th day of February, 1999.


                                        SYNETIC, INC.


                                        By: /s/ Anthony Vuolo
                                        ------------------------------
                                        Name: Anthony Vuolo
                                        Title:   Executive Vice President -
                                        Finance and Administration and Chief
                                        Financial Officer



                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the indicated capacities on February 17, 1999.


          Signature                               Title
          ---------                               -----

              *                              Chairman of the Board
------------------------------
Martin J. Wygod

              *                         Vice Chairman of the Board
------------------------------
James V. Manning

              *                        President & Chief Executive Officer
------------------------------
Paul C. Suthern

              *                        Executive Vice President - Finance and
------------------------------         Administration and Chief Financial
Anthony Vuolo                          Officer

              *                        Director
------------------------------
Thomas R. Ferguson

              *                        Director
------------------------------
Mervyn L. Goldstein

              *                        Director
------------------------------
Ray E. Hannah

              *                        Director
------------------------------
Roger H. Licht

              *                        Director
------------------------------
Bernard A. Marden

              *                        Director
------------------------------
Charles A. Mele

              *                        Director
------------------------------
Herman Sarkowsky

              *                        Director
------------------------------
Albert M. Weis


/s/ Anthony Vuolo                      Attorney-in-Fact
------------------------------
*By Anthony Vuolo

                                  Exhibit Index

Exhibit No.         Description of Document

4.1                 Synetic, Inc. 1998 Class E Stock Option Plan.

4.2                 Synetic, Inc. 1998 Porex Technologies Corp. Stock Option
                    Plan.

4.3                 Stock Option Agreement between Synetic, Inc. and Roger C.
                    Holstein (incorporated by reference to the Registrant's Proxy Statement dated February 25, 1998).

4.4                 Stock Option Agreement between Synetic, Inc. and David C.
                    Amburgey.

4.5                 Stock Option Agreement between Synetic, Inc. and Robert W.
                    Seifert.

4.6                 Stock Option Agreement between Synetic, Inc. and Richard S.
                    Cohan.

5 Opinion of Shearman & Sterling, counsel to the Registrant as to the legality of the securities registered hereby.

23.1                Consent of Arthur Andersen LLP, New York, New York.

23.2                Consent of Kegler, Brown, Hill & Ritter, Co., L.P.A.

23.3                Consent of Linkenheimer LLP.

23.4                Consent of Shearman & Sterling (included in Exhibit 5).

23.5                Consent of Arthur Andersen LLP, Orange County, California.

24                  Powers of Attorney.